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                                                                     EXHIBIT 3.1

                Amended and Restated Certificate of Incorporation

                                       of

                             Chart Industries, Inc.
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                     Pursuant to Sections 245 and 303 of the
                        Delaware General Corporation Law

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          The undersigned, Michael F. Biehl, certifies that he is the Vice
President of Chart Industries, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), and does hereby further certify as follows:

          (1) The name under which the Corporation was originally incorporated was Chart Industries, Inc. and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 25, 1992.

          (2) The Certificate of Incorporation of the Corporation was amended and restated by that certain Restated Certificate of Incorporation filed with the Secretary of State of Delaware on December 3, 1992.

          (3) The Restated Certificate of Incorporation of the Corporation was amended by that certain Certificate of Amendment filed with the Secretary of State of Delaware on May 3, 2001.

          (4) This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 245 and 303 of the General Corporation Law of the State of Delaware (the "DGCL") in order, among other things, to put into effect and carry out the confirmation order entered by the United States Bankruptcy Court for the District of Delaware on September 4, 2003 in the reorganization proceeding styled In re: Chart Industries, Inc., et al., Case No. 03-12114 (JWV), which confirmed the Amended Joint Prepackaged Reorganization Plan of the Corporation and certain subsidiaries dated September 3, 2003 (the "Plan of Reorganization").

          (5) The text of the Certificate of Incorporation of the Corporation as amended hereby is restated to read in its entirety as follows:

     FIRST: The name of the Corporation is "Chart Industries, Inc." (hereinafter the "Corporation").

     SECOND: The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle.

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The name of the registered agent of the Corporation at such address is The
Corporation Trust Company.

     THIRD: The purpose for which the Corporation is organized is to engage in any lawful acts and activities for which corporations may be organized under the DGCL, and the Corporation shall have the power to perform all lawful acts and activities.

     FOURTH:

          A. Authorized Capital Stock. The total number of shares of stock that the Corporation shall have the authority to issue is 10,000,000 shares of capital stock, consisting of (i) 500,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"), and (ii) 9,500,000 shares of Common Stock par value $0.01 per share (the "Common Stock").

          B. Common Stock.

               1. Rights Generally. Except as otherwise expressly provided herein or as otherwise required by applicable law, all shares of Common Stock will be identical and will entitle the holders thereof to the same rights and privileges.

               2. Voting Rights of Common Stock Generally. Subject to any right that may be conferred upon holders of Preferred Stock to vote together with holders of Common Stock on any matter submitted to a vote of stockholders, or in respect of which written consents in lieu of a meeting are solicited, each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock registered in the name of such holder on the transfer books of the Corporation on each matter on which the common stockholders of the Corporation shall be entitled to vote.

               3. Dividend Rights. Subject to the prior rights and preferences (if any) of the holders of any other class or series of stock having a preference as to dividends over the Common Stock, the holders of Common Stock will be entitled to receive, to the extent permitted by law, and to share equally and ratably, share for share, such dividends as may be declared from time to time by the Board of Directors, whether payable in cash, property, securities or otherwise of the Corporation.

               4. Liquidation, Dissolution or Other Winding Up of the Corporation. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or other winding up of the Corporation, after distribution in full of preferential amounts, if any, to be distributed to the holders of shares of any other class or series of stock having a preference as to liquidating distributions over the Common Stock, the holders of the Common Stock shall be entitled to share equally and ratably, share for share, in all of the remaining assets of the Corporation of whatever kind available for distribution to stockholders. For purposes of this Section, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more other corporations shall be deemed to be a liquidation, dissolution or winding-up of the Corporation, voluntary or involuntary, unless such voluntary sale, conveyance, exchange or transfer shall be in connection with a dissolution or winding-up of the business of the Corporation.

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          C. Preferred Stock.

               1. Authority is hereby expressly granted to and vested in the Board of Directors to authorize from time to time the issuance of Preferred Stock in one or more series. With respect to each series of Preferred Stock authorized by it, the Board of Directors shall be authorized to establish by resolution or resolutions, and by filing a certificate pursuant to the applicable law of the State of Delaware (a "Preferred Stock Designation"), the following to the fullest extent now or hereafter permitted by the DGCL:

                    (a) the designation of such series;

                    (b) the number of shares to constitute such series;

                    (c) subject to Section D of this Article FOURTH with respect to the application of Section 1123(a)(6) of Chapter 11 of Title 11 of the United States Code, whether such series is to have full, special or limited voting rights, or no voting rights;

                    (d) if (subject as aforesaid) such series has voting rights, whether or not such series is to be entitled to vote as a separate class either alone or together with the holders of the Common Stock or one or more other series of Preferred Stock;

                    (e) the preferences and relative, participating, optional, conversion or other special rights (if any) of such series and the qualifications, limitations or restrictions (if any) with respect to such series;

                    (f) the redemption rights and price(s), if any, of such series, and whether or not the shares of such series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement and, if such retirement or sinking fund or funds are to be established, the periodic amount thereof and the terms and provisions relative to the operation thereof;

                    (g) the dividend rights and preferences (if any) of such series, including, without limitation, (A) the rates of dividends payable thereon, (B) the conditions upon which and the time when such dividends are payable, (C) whether or not such dividends shall be cumulative or noncumulative and, if cumulative, the date or dates from which such dividends shall accumulate and (D) whether or not the payment of such dividends shall be preferred to the payment of dividends payable on the Common Stock or any other series of Preferred Stock;

                    (h) the preferences (if any), and the amounts thereof, which the holders of such series shall be entitled to receive upon the

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                    voluntary or involuntary liquidation, dissolution or
                    winding-up of, or upon any distribution of the assets of, the Corporation;

                    (i) whether or not the shares of such series, at the option of the Corporation or the holders thereof or upon the happening of any specified event, shall be convertible into or exchangeable for (A) shares of Common Stock, (B) shares of any other series of Preferred Stock or (C) any other stock or securities of the Corporation;

                    (j) if such series is to be convertible or exchangeable, the price or prices or ratio or ratios or rate or rates at which such conversion or exchange may be made and the terms and conditions (if any) upon which such price or prices or ratio or ratios or rate or rates may be adjusted; and

                    (k) such other rights, powers and preferences with respect to such series as the Board of Directors may deem advisable.

Any series of Preferred Stock may vary from any other series of Preferred Stock in any or all of the foregoing respects and in any other manner.

               2. The Board of Directors may, with respect to any existing series of Preferred Stock but subject to the Preferred Stock Designation creating such series, (a) increase the number of shares of Preferred Stock designated for such series by a resolution adding to such series authorized and unissued shares of Preferred Stock not designated for any other series or (b) decrease the number of shares of Preferred Stock designated for such series by a resolution subtracting from such series shares of Preferred Stock designated for such series (but not below the number of shares of such series then outstanding), and the shares so subtracted shall become authorized, unissued and undesignated shares of Preferred Stock.

               3. No vote of the holders of Common Stock or any class or series of Preferred Stock then issued and outstanding shall, unless otherwise expressly provided in a Preferred Stock Designation, be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Amended and Restated Certificate of Incorporation. Shares of any series of Preferred Stock that have been authorized for issuance pursuant to this Amended and Restated Certificate of Incorporation and that have been issued and reacquired in any manner by the Corporation (including upon conversion or exchange thereof) shall be restored to the status of authorized and unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors and a Preferred Stock Designation as set forth above.

          D. Limitation on Issuance of Non-Voting Equity Securities. Notwithstanding any other provision in this Article FOURTH, pursuant to Section 1123(a)(6) of Chapter 11 of Title 11 of the United States Code, the Corporation will not issue non-voting equity securities (which shall not be deemed to include any warrants or options to purchase capital stock of the Corporation); provided, however, that this provision (i) will have no further force or effect

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beyond that required under Section 1123 of the Bankruptcy Code, (ii) will have such force and effect, if any, only for so long as such section is in effect and applicable to the Corporation or any of its wholly-owned subsidiaries and (iii) in all events may be amended or eliminated in accordance with applicable law as from time to time in effect.

          E. Stock Options, Warrants, etc. The Corporation shall have authority to create and issue warrants, rights and options entitling the holders thereof to purchase from the Corporation shares of the Corporation's capital stock of any class or series or other securities of the Corporation for such consideration and to such persons, firms or corporations as the Board of Directors, in its sole discretion, may determine, setting aside from the authorized but unissued stock of the Corporation the requisite number of shares for issuance upon the exercise of such warrants, rights or options. Such warrants, rights and options shall be evidenced by one or more instruments approved by the Board of Directors. The Board of Directors shall be empowered to set the exercise price, duration, time for exercise and other terms of such warrants, rights or options; provided, however, that the consideration to be received for any shares of capital stock subject thereto shall not be less than the par value thereof.

     FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          A. Board of Directors Generally.

               1. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

               2. The number of directors constituting the entire board of directors shall be as set forth in or fixed pursuant to the Bylaws of the Corporation.

               3. Subject to any legal or contractual obligations by which the Corporation is bound or to which it is a party, nominations of persons for election or reelection to the Board of Directors may be made by or at the direction of the Board of Directors or the holders of a majority of the outstanding shares of Common Stock, except as provided in the Plan of Reorganization with respect to one director during the Designee Term (as defined below).

               4. Subject to any legal or contractual obligations by which the Corporation is bound or to which it is a party and except as provided in the Plan of Reorganization with respect to one director during the Designee Term, directors shall be elected by a plurality of the votes cast at the annual meetings of stockholders or a special meeting of stockholders called for such purpose, or by the holders of record of a majority of the outstanding shares then entitled to vote in the election of directors pursuant to a written consent of such stockholders, and, except for the Current Board Designated Director (as defined in the Plan of Reorganization), who shall serve as a director until the earlier of (i) the first annual or special meeting of stockholders held for the election of directors of the Corporation or (ii) written consent of stockholders taken for the election of directors of the Corporation, in each case held or taken after the second anniversary of the Consummation Date (as defined in the Plan of Reorganization) (the "Designee Term"), each director so elected shall hold office until the next

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annual meeting of stockholders and until such director's successor is duly elected and qualified, or until such director's earlier death, resignation or removal.

               5. Subject to any legal or contractual obligation by which the Corporation is bound or to which it is a party and except as provided in the Plan of Reorganization with respect to one director during the Designee Term and unless otherwise provided by law, vacancies arising through death, resignation, removal, an increase in the number of directors or otherwise may be filled by a plurality of the votes cast at a meeting of the stockholders or by the affirmative vote of the holders of record of a majority of the outstanding shares then entitled to vote in the election of directors pursuant to a written consent of such stockholders or by a majority of the directors remaining in office (although less than a quorum) or by the sole remaining Director, and, except as provided in the Plan of Reorganization with respect to one director during the Designee Term, the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, or until their earlier death, resignation or removal.

               6. Subject to any legal or contractual obligation by which the Corporation is bound or to which it is a party, directors may be removed at any time, and from time to time, with or without cause, by the affirmative vote of the holders of record of a majority of the outstanding shares then entitled to vote in the election of directors, except as provided in the Plan of Reorganization with respect to one director during the Designee Term.

          B. Power of Directors Concerning Bylaws. In furtherance and not in limitation of the powers conferred by the DGCL, the Board of Directors shall have the power to make, alter, repeal or rescind the Bylaws of the Corporation, subject to the power of the stockholders to alter, amend, repeal or rescind any Bylaw made by the Board of Directors.

          C. General Powers of Directors. In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Amended and Restated Certificate of Incorporation, and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

     SIXTH: No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification. If the DGCL is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the personal liability of the directors to the Corporation or its stockholders shall be limited to the full extent permitted by the DGCL, as so amended from time to time.

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          The Corporation shall to the extent permitted by Section 145 of the
DGCL, as amended from time to time, indemnify and reimburse all persons whom it may indemnify and reimburse pursuant thereto. Notwithstanding the foregoing, the indemnification provided from this Article SIXTH shall not be deemed exclusive of any other rights to which those entitled to receive indemnification or reimbursement hereunder may be entitled under the Bylaws of the Corporation, any agreement, vote of stockholders or disinterested directors or otherwise.

     SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware as such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

     EIGHTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

     NINTH: The Corporation reserves the right to alter, amend, repeal or rescind any provision contained in this Certificate of Incorporation in any manner now or hereafter prescribed by law (including, without limitation, by the affirmative vote of the holders of record of a majority of the then outstanding shares of Common Stock); provided, however, that the service of the Current Board Designated Director as a director of the Corporation during the Designee Term shall not be subject to any such change or amendment to this Certificate of Incorporation.

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     IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated
Certificate of Incorporation to be executed this 15th day of September, 2003.

                                                   CHART INDUSTRIES, INC.


                                                   By: /s/ Michael F. Biehl
                                                       -------------------------

                                                   -----------------------------
                                                   Vice President

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